                                                                CONFORMED COPY









                                      PACIFICORP

                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   1996 RESTATEMENT

                                   January 1, 1996

                         (As Amended through Amendment No. 6)









PacifiCorp
an Oregon corporation
700 NE Multnomah
Portland, Oregon  97232                                             Company






                                      [LETTERHEAD]

                                  TABLE OF CONTENTS

                                                                            PAGE
INDEX OF TERMS                                                              iii

1.   PURPOSE; EMPLOYERS; ADMINISTRATION                                       1

     1.1    Purpose                                                           1
     1.2    Affiliates; Employers                                             1
     1.3    Administration                                                    2

2.   PARTICIPATION; SERVICE; FORFEITURE                                       2

     2.1    Eligibility; Participants                                         2
     2.2    Service                                                           3
     2.3    Vesting                                                           3
     2.4    Misconduct Forfeiture                                             3
     2.5    Change in Control; Employer Disposition                           3
     2.6    Removal from Active Participation                                 4

3.   PARTICIPANTS' RETIREMENT BENEFITS                                        5

     3.1    Entitlement; Retirement Dates                                     5
     3.2    Normal Retirement Benefit                                         5
     3.3    Actuarial Equivalents                                             8
     3.4    Early Retirement Benefit                                          8
     3.5    Termination Benefit                                              10
     3.6    Time and Manner of Payment                                       10
     3.7    Time of Payment After Employer Disposition                       11
     3.8    Basic Plan Make-Up                                               11
     3.9    Benefits After Change in Control                                 11

4.   PRERETIREMENT DEATH BENEFITS                                            13

     4.1    Spouse's Benefit                                                 13
     4.2    Dependent Child's Benefit                                        13

5.   DISABILITY                                                              14

     5.1    Service Continuation                                             14
     5.2    Benefits                                                         14

                                          i

6.   CLAIMS PROCEDURE                                                        14

     6.1    Original Claim                                                   14
     6.2    Denial                                                           14
     6.3    Request for Review                                               15
     6.4    Final Decision                                                   15
     6.5    Arbitration                                                      15

7.   AMENDMENT; TERMINATION                                                  15

     7.1    Amendment                                                        15
     7.2    Termination                                                      16

8.   GENERAL PROVISIONS                                                      16

     8.1    Nonassignability                                                 16
     8.2    Funding                                                          17
     8.3    Trust                                                            17
     8.4    Notices                                                          17
     8.5    Attorneys' Fees                                                  17
     8.6    Indemnity                                                        17
     8.7    Applicable Law                                                   18
     8.8    Company Obligation                                               18
     8.9    Payment for Individual's Benefit                                 18
     8.10   Not Contract of Employment                                       18

9.   EFFECTIVE DATE                                                          18

                                   INDEX OF TERMS

                                                 SECTION                   PAGE
Accrued Benefit                                   3.6                       10
Actuarial Equivalent                              3.3                        8

Basic Plan                                        Preamble                   1
Benefit Starting Date                             3.7                       11
Benefit Year                                      2.2                        3
Board                                             1.3                        2

Career Ratio                                      3.4(b)                     9
Change in Control                                 2.5                        3
Chief Executive Officer                           2.1                        2
Committee                                         1.3                        2

Earliest Normal Retirement Date                   3.5                       10
Early Retirement Date                             3.1(b)                     5
Early Retirement Factor                           3.4(c)                     9

Final Average Pay                                 3.2(a)                     5

Normal Retirement Benefit                         3.2                        5
Normal Retirement Date                            3.1(a)                     5

Other Plan Offset                                 3.2(d)                     7

PacifiCorp Primary Insurance Amount               3.2(c)                     7
Participant                                       2.1                        2
Performance Benefit                               3.2(b)                     6
Projected Short Service Factor                    3.4(a)                     9

Short Service Factor                              3.2(b)                     6

Year of Participation                             2.2                        3
Years of Service                                  2.2                        3

                                     PACIFICORP

                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   1996 RESTATEMENT

                                   JANUARY 1, 1996

                         (AS AMENDED THROUGH AMENDMENT NO. 6)



PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OREGON  97232                                                 COMPANY


          The Company adopted this plan effective January 1, 1988 to providing retirement benefits for its executive employees and those of Company Affiliates that adopt the plan with the approval of the Company. The plan is the successor to several nonqualified supplemental retirement plans maintained by the Company and its Affiliates. The benefits provided by the plan are in addition to those provided by the tax qualified defined benefit plans maintained by the Company and its Affiliates (the Basic Plans).

          In order to base eligibility for participation on annual salary rate, replace a portion of the benefit formula with a Performance Benefit, provide for earlier vesting and an earlier Early Retirement Date, and eliminate the increase in benefits commencing after earliest normal retirement date, the Company adopts this 1996 Restatement.

     1.   PURPOSE; EMPLOYERS; ADMINISTRATION

          1.1  PURPOSE

          The purpose of this plan is to provide eligible executive officers of the Company and its Affiliates with additional retirement benefits that will help to attract and retain individuals of very high quality.

          1.2  AFFILIATES; EMPLOYERS

          The plan shall apply to the Company and to Affiliates that adopt the plan for their employees with the approval of the Company. Affiliate means a member, with the Company, of a controlled group or group of trades or businesses under common control under sections

414(b) or (c) of the Internal Revenue Code. The term "Employer" refers to the Company and such an adopting Affiliate. Adoption of the plan by an Affiliate shall be by a statement in writing that is signed by the Affiliate and by the Company. The statement shall include the effective date of adoption and any special provisions that are to be applicable to employees of the adopting Affiliate.

          1.3  ADMINISTRATION

          This plan shall be administered by the Personnel Committee (the Committee) of the Company's Board of Directors (the Board). The Committee shall interpret the plan and make determinations about benefits. Any decision by the Committee within its authority shall be final and binding on all parties. The Committee shall consider recommendations from the President of the Company where provided for in this plan and otherwise in its discretion. The Committee may delegate any part of its powers and responsibilities to others.

     2.   PARTICIPATION; SERVICE; FORFEITURE

          2.1  ELIGIBILITY; PARTICIPANTS

          An individual described in any of the categories in (a) through (f) shall be eligible to accrue benefits under the plan commencing with the first of any month as of which the officer's annual base salary rate exceeds $125,000. If an executive officer receives a lump sum payment in lieu of an increase in annual base salary rate, the executive officer shall be treated as having received such increase during the 12-month period to which the lump sum payment applies for purposes of determining eligibility for the plan. As of July 1 of each year, commencing with July 1, 1996, the $125,000 shall be increased by the percentage increase in salary provided by the Company's nonunion employee merit pool applicable to salary adjustments taking effect in such year. An individual who has benefits accrued under this plan prior to the 1996 Restatement and does not satisfy the eligibility requirement of this
2.1 shall participate in the plan for the limited purpose of receiving prior accrued benefits. An executive officer or other individual who has an accrued benefit under the plan shall be referred to as a participant.

               (a)  An executive officer of PacifiCorp.

               (b)  An officer of Pacific Telecom, Inc.

               (c)  An officer of PacifiCorp Financial Services, Inc.

               (d)  The President of Pacific Generation Company.

               (e) The President and the Chief Operating Officer of PacifiCorp Power Marketing, Inc.

               (f) Any other executive employee of an Employer who is recommended for participation by the President of the Company and approved by the Board of the Company.

          2.2  SERVICE

          A participant's Years of Service and Benefit Years for purposes of this plan shall be determined under the rules for such service under the Basic Plan(s) covering the participant, except as follows. Any limitation of the Basic Plan(s) on the length of service counted for periods in which no services are performed shall be disregarded. A participant shall be credited with a Year of Participation under this plan for each calendar year during which the participant satisfied the eligibility requirement of 2.1 and was not removed from active participation under 2.6. A partial Year of Participation shall be credited based on the number of completed calendar months.

          2.3  VESTING

          A participant's right to receive benefits under this plan shall be vested at all times.

          2.4  MISCONDUCT FORFEITURE

          Unless a Change in Control has occurred, the Committee may forfeit the benefit for any participant, or the participant's spouse, beneficiary or contingent annuitant, if:

               (a) The participant is discharged for any act that is materially inimical to the best interests of the Company and that constitutes, on the part of the participant, common law fraud, felony, or other gross malfeasance of duty; or

               (b) After retirement, the participant performs services for an organization where there is a major conflict of interest that is materially adverse to the Company as a whole or any of its principal subsidiaries.

          2.5  CHANGE IN CONTROL

          "Change in Control" shall mean the occurrence of any of the following events:

               (a)  The consummation of:

                    (1) any consolidation, merger or plan of share exchange involving the Company (a "Merger") as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors ("Voting Securities") immediately prior to the Merger do not continue to hold at least 50 percent of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Merger, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Merger; or

                    (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company.

               (b) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board ("Incumbent Directors") shall cease for any reason to constitute at least a majority thereof; provided, however, that the term "Incumbent Director" shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office.

               (c) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of Voting Securities representing 20 percent or more of the combined voting power of the then outstanding Voting Securities.

          2.6  REMOVAL FROM ACTIVE PARTICIPATION

          An individual who previously has qualified for participation under 2.1 shall be removed from active participation as of the first day of any month at
which the individual ceases to so qualify.   Upon removal the participant shall
have an Accrued Benefit determined under 3.5 on the basis of the participant's Final Average Pay, Projected Short Service Factor, Performance Benefit, and Career Ratio, calculated as of the effective date of removal, and on the participant's PacifiCorp Primary Insurance Amount and Other Plan Offset calculated as of the date of benefit commencement. If the participant qualifies for a retirement benefit under 3.1, the Accrued Benefit shall be paid as either a normal retirement benefit or an early retirement benefit depending on whether the participant terminates employment before normal retirement date. If an early retirement benefit is paid, the Early Retirement Factor shall be based on the months by which commencement of the benefit precedes age 60.

     3.   PARTICIPANTS' RETIREMENT BENEFITS

          3.1  ENTITLEMENT; RETIREMENT DATES

          A participant shall be entitled to retirement benefits under this plan on becoming eligible for benefits under a Basic Plan because of termination of employment after vesting under 2.3 or one of the following retirement dates:

               (a)  Normal retirement - age 65.

               (b) Early retirement - 5 Years of Participation plus either of the following:

                    (1)  Age 55; or

                    (2)  Age 50 and 15 Years of Service.

          3.2  NORMAL RETIREMENT BENEFIT

          A participant's normal retirement benefit under this plan shall be a single life annuity for the life of the participant equal to 50 percent of Final Average Pay (FAP) plus the Performance Benefit (PB) times the Short Service Factor (SSF) minus the PacifiCorp Primary Insurance Amount (PPIA) and the Other Plan Offset (OPO) as follows:

                 Benefit = [([50% x FAP] + PB) x SSF] - PPIA - OPO

The terms used in this formula are defined as follows:

               (a) Final Average Pay (FAP) means the amount determined for the participant under the Basic Plan, with the following adjustments:

                    (1) The limit on annual compensation counted for any participant to $200,000 per year through 1993 and to $150,000 per year thereafter (both subject to cost of living adjustments) shall not apply.

                    (2) No reduction shall be made for deferrals elected by the participant under a nonqualified deferred compensation plan maintained by the Company or an Affiliate.

                    (3) No benefit payments under a nonqualified deferred compensation plan shall be counted.

                    (4)  No part of long-term incentive, stock
               bonus or stock option compensation shall be counted.

                    (5)  All cash bonuses that are not part of a
               long-term incentive plan or arrangement shall be counted, without the 10 percent limit of the Basic Plan, except as follows. Cash bonuses paid as an incentive in connection with an acquisition, disposition, or merger of an entity, business, or piece of property shall not be counted, except to the extent designated in writing by the Company.

                    (6)  A bonus earned in one calendar year and
               paid in the following calendar year, including any bonus paid in the year following employment termination, shall be divided evenly among the participant's completed calendar months of employment with Employer during the year the bonus was earned and counted as compensation in those months.

               (b) Performance Benefit (PB) means an additional 1 percent of Final Average Pay (FAP) for each calendar year of participation, commencing with 1996, for which the Company meets a performance goal set by the Committee for that year and announced to participants. If the participant is employed by Employer for less than a full year, including a partial initial or final year of employment, the 1 percent amount shall be prorated based on the portion of the year worked. The total amount of Performance Benefit payable to a participant shall not exceed 15 percent of the participant's Final Average Pay, minus the number of percentage points, if any, provided to the participant by 9.2(c).

               (c) Short Service Factor (SSF) means a percentage, not to exceed 100 percent, determined by dividing the participant's Benefit Years by 15.

               (d) PacifiCorp Primary Insurance Amount (PPIA) means the portion earned while working at PacifiCorp of the participant's primary insurance amount on retirement at or after age 65 under the federal Social Security Act determined as follows:

                    (1)  The amount shall be estimated from the
               regular pay rate under rules established by the Committee assuming a standard pay progression over a full working career.

                    (2)  The amount shall not be changed by
               amendments to the Act or cost of living index adjustments after the participant's actual termination date or attainment of Social Security retirement age, whichever is first.

                    (3)  If a participant retires early, the
               Primary Social Security Benefit shall be the amount that would be received at age 65 assuming no further earnings and no change in the Act.

                    (4)  The portion earned at PacifiCorp shall
               be determined by multiplying the participant's full primary insurance amount by a ratio of the participant's Years of Service divided by 35.

               (e) Other Plan Offset (OPO) means the sum of the straight life actuarial equivalents of (1) through (4) below, as interpreted under (5) below:

                    (1)  Retirement benefits payable under the
               Basic Plan, including any benefits assumed from the Utah Power & Light Company Deferred Compensation Plan and excess benefits provided by the Utah Power & Light Company Retirement and Death Benefit Plan.

                    (2)  Retirement benefits payable under a
               defined benefit plan or individual retirement benefit agreement, whether or not tax-qualified, on account of service before employment with Employer.

                    (3) Benefits paid or payable under a defined contribution plan on account of service before employment with Employer if the earlier employer maintained no defined benefit plan covering the participant during the period of such service and the aggregate employer contributions to the defined contribution plan were 3 percent or more of the participant's compensation, as defined for determining Final Average Pay under this plan, with the earlier employer.

                    (4)  Any amount added to an account of the
               participant under a nonqualified deferred compensation plan maintained by Employer to compensate for reduction in the Basic Plan benefit on account of compensation deferrals.

                    (5)  For purposes of determining whether
               employer contributions to a defined contribution plan are 3 percent or more of compensation, and for measuring the amount of offset, elective contributions under a 401(k) plan and contributions individually elected by a self-employed person shall be disregarded.

          3.3  ACTUARIAL EQUIVALENTS

          Actuarial equivalents shall be determined on the basis of the actuarial equivalency factors used by the Basic Plan.

          3.4  EARLY RETIREMENT BENEFIT

          A participant's early retirement benefit shall be a single life annuity for the life of the participant equal to 50 percent of Final Average Pay
(FAP) plus the Performance Benefit (PB) times the Projected Short Service Factor
(PSSF) times the Career Ratio (CR) minus the PacifiCorp Primary Insurance Amount
(PPIA) times the Early Retirement Factor (ERF) minus the Other Plan Offset (OPO) as follows:

         Benefit = ([([(50% x FAP) + PB] x PSSF x CR) - PPIA] x ERF) - OPO

The terms Final Average Pay (FAP), Performance Benefit (PB), and PacifiCorp Primary Insurance Amount (PPIA) are defined in 3.2. The term Other Plan Offset
(OPO) shall be as defined in 3.2, except the offset for a participant whose Benefit Starting Date is earlier than age 55 shall not apply until the first of the month after age 55. As a result, such a participant shall receive a larger monthly benefit until attainment of age 55 and then a monthly benefit reduced by the amount of the Other Plan Offset. At age 55 the participant's benefit under this plan in the form of a single life annuity shall be offset by the amount of the participant's Other Plan Offset stated in single life annuity form. The remaining benefit shall be adjusted to the same form of benefit the participant had commenced receiving on the previous early retirement based on the factors for actuarial equivalency in effect at the time the adjustment is made and the ages of the participant and any contingent annuitant at such time. The participant shall not be permitted to change to a different form of benefit. If a contingent annuitant dies after the early retirement and before the participant attains age 55, the adjustment shall be based on the age the contingent annuitant would have attained but for such death. If a participant starting benefits before age 55 elects a contingent annuity and dies before age 55, the benefit of the contingent annuitant shall be reduced by the Other Plan Offset when the participant would have attained age 55. The definitions of the remaining terms are as follows:

               (a) Projected Short Service Factor (PSSF) means the Short Service Factor the participant would have had at age 60 if Benefit Years had continued to that date. If the participant is over age 60 at the time the early retirement benefit is determined, the Projected Short Service Factor shall be the same as the Short Service Factor. As a result, it shall be based on actual Benefit Years as of the date the determination is made.

               (b) Career Ratio (CR) means the participant's actual Benefit Years, up to a maximum of 30, divided by the participant's projected Benefit Years at age 60, up to a maximum of 30, assuming continuous full-time service to that date. If the participant is earning Benefit Years at or after age 60, the Career Ratio shall be 1.0.

               (c) Early Retirement Factor (ERF) means a percentage equal to 100 percent minus .25 percent for each month by which the commencement of benefits precedes the end of the month in which the participant will attain age 60.

          3.5  TERMINATION BENEFIT

          A participant who terminates employment before early or normal retirement date and after becoming vested shall receive the participant's Accrued Benefit as provided below. The Accrued Benefit is a single life annuity for the life of the participant equal to 50 percent of Final Average Pay (FAP) plus the Performance Benefit (PB) times the Projected Short Service Factor
(PSSF) times the Career Ratio (CR) minus the PacifiCorp Primary Insurance Amount
(PPIA) times the Early Retirement Factor (ERF) minus the Other Plan Offset (OPO) as follows:

          Benefit = [([(50% x FAP) + PB] x PSSF x CR) - PPIA) x ERF] - OPO

The terms used in this formula are defined in 3.2 and 3.4.

          3.6  TIME AND MANNER OF PAYMENT

          Retirement benefits under 3.2 or 3.4 shall commence as of the first day of the month beginning after a termination of employment that constitutes a retirement under 3.1. Termination benefits under 3.5 shall commence as of the first day of the month after the participant's early retirement date. A participant who does not have 5 Years of Participation shall commence receiving benefits on the first of the month after the later of the participant's termination of employment or the participant's attainment of age 55. The date of commencement shall be the participant's Benefit Starting Date. Payment shall be made monthly in one of the forms listed below on the payment schedule maintained for that form by the Basic Plan covering the participant. If the participant is covered by more than one Basic Plan, the payment schedule for the plan with the largest benefit shall apply. The amount paid in the forms provided in (b), (c) or (d) shall be the actuarial equivalent, as determined under 3.3, of the amount paid in the form provided in (a). The form shall be irrevocably elected by the participant on a form provided by the Committee prior to receipt of the first payment, subject to the following. An election by a married participant of a form provided in (a) or (d) shall not be effective unless the spouse consents in the manner provided under the Basic Plan for elections not to receive a joint and survivor annuity.

               (a) A single life annuity for the life of the participant.

               (b) A life annuity with payments continuing after the participant's death at 50 percent to a contingent annuitant for life.

               (c) A life annuity with payments continuing after the participant's death at 100 percent to a contingent annuitant for life.

               (d) A life annuity with payments continuing to a designated beneficiary for the remainder of the first 120 months if the participant dies before then.

          3.7  TIME OF PAYMENT AFTER EMPLOYER DISPOSITION

          A participant who becomes vested upon an Employer Disposition shall receive payment of the benefit under this plan upon becoming eligible for a benefit at early or normal retirement date under the Basic Plan covering the participant at the time of the Employer Disposition. The amount payable shall be based on the participant's Final Average Pay, Performance Benefit, Short Service Factor or Projected Short Service Factor, Career Ratio, PacifiCorp Primary Insurance Amount, and Other Plan Offset determined at the time of the Employer Disposition. The Early Retirement Factor shall be determined at the time benefits commence.

          3.8  BASIC PLAN MAKE-UP

          If a participant in this plan has a reduced benefit under the Basic Plan as a result of any of the causes described in (a), (b), or (c) below, and such reduction is not otherwise made up by this plan, the amount of such reduction shall be paid as an additional benefit under this plan. The additional benefit provided by this 3.7 shall be paid at the same time and in the same form as it would have been under the Basic Plan if there had been no reduction. The causes for which a benefit reduction will be made up are as follows:

               (a) The participant's election to defer pay under a nonqualified deferred compensation plan of Employer for a year in which the participant is removed from participation under 2.5.

               (b) The limits on benefits imposed by Internal Revenue Code Section 415.

               (c)  The limit on compensation imposed by Internal
          Revenue Code Section 401(a)(17).

          3.9  BENEFITS AFTER CHANGE IN CONTROL

                    (a) A participant whose employment with the Company and its Affiliates is involuntarily terminated no more than 24 months after a Change in Control or who voluntarily terminates such employment at least 12 months, and no more than 14 months, after a Change in Control shall be provided with benefit enhancements as follows:

                    (1) The participant shall be credited with three Benefit Years, in addition to the participant's actual Benefit Years, in calculating the participant's Short Service Factor and the participant's Career Ratio. The participant shall be credited with three additional increments of 1 percent of Final Average Pay in calculating the participant's Performance Benefit.

                    (2) The participant's Final Average Pay shall be the amount determined under 3.2(a) or the amount determined under the alternative definition in the following sentence, whichever is greater. The alternative definition is the sum of the participant's base salary received in the last 12 completed calendar months of employment with the Company and its Affiliates, plus the greater of (i) the participant's target annual bonus for the calendar year in which such employment terminates or (ii) the average of the highest three consecutive annual bonuses from the Company and its Affiliates received in the last ten years of such employment.

               (b) A termination of employment shall be treated as involuntary under (a) if the participant is discharged or if the participant resigns after any of the following occurs following the Change in Control:

                    (1) The participant's annualized base salary or target bonus opportunity is decreased.

                    (2) The participant is reassigned to a position in an office located more than 100 miles from the participant's then-current office or 60 miles from the participant's residence, whichever is greater.

                    (3) The participant's reporting level in the Company is changed and is lower after the change than it was before; there is a material reduction in the scope of the participant/s duties or responsibilities; or there is a material reduction in the participant's authority.

               (c) If there is an alteration to the participant's position during the 24 months following a Change in Control, the participant may tender resignation from employment if in the participant's judgment an event described in (b) above has occurred. The resignation shall be contingent upon the Company's acknowledgment that it will not challenge the participant's determination and the participant will be entitled to the benefit enhancements described in
          (a) upon resignation. The Company will have five business days to give notice to the participant that it intends to challenge the participant's determination that a material alteration of position has occurred. If the Company gives the participant such notice, the participant may treat that notice as denial of the participant's claim for benefits and seek review of such decision under 6.3. Alternatively, the participant may refer the claim for benefits to arbitration under 6.5. Both the participant and the Company will be expected to reasonably cooperate in good faith in the arbitration process to ensure timely resolution. The participant will continue to receive salary and benefits from the Company at the rate in effect at the time the resignation is tendered until the issue is resolved in arbitration.

     4.   PRERETIREMENT DEATH BENEFITS

          If a participant with a spouse or dependent children dies before the Benefit Starting Date while employed with the Company or an Affiliate, whether or not an adopting Employer, a death benefit shall be paid as provided below. The death benefit shall be a percentage of the participant's Accrued Benefit as of the date of death, based on an Early Retirement Factor of 100 percent.

          4.1  SPOUSE'S BENEFIT

          A surviving spouse shall be paid a benefit as follows:

               (a)  The amount shall be 50 percent of the
          participant's Accrued Benefit.

               (b) The form shall be a single life annuity for the life of the spouse starting with the month following the date of death.

          4.2  DEPENDENT CHILD'S BENEFIT

          If the participant is unmarried with one or more dependent children, the benefit shall be paid to such children. A dependent child is one who is age 19 to 22 and enrolled in a full-time program of education at a secondary school or at a college, university or other post-secondary school or who is age 18 or younger. The dependent child's benefit shall be paid as follows:

               (a) The amount payable to a sole dependent child shall be 25 percent of the participant's Accrued Benefit.

               (b) The amount payable to two or more dependent children shall be 40 percent of the participant's Accrued Benefit, divided equally among such children.

               (c) The dependent child's benefit shall be paid monthly starting with the month following the date of death and ending with the month the individual ceases to be a dependent child.
          If one of two dependent children receiving a share of the amount under (b) ceases to be a dependent child, the remaining dependent child then shall receive the amount under (a).

     5.   DISABILITY

          5.1  SERVICE CONTINUATION

          A disabled participant shall continue to accrue benefit service under this plan so long as Benefit Hours are accrued for the participant under the Basic Plan.

          5.2  BENEFITS

          A disabled participant continuing to accrue service shall be treated like any other employee until disability ends or retirement or death occurs. In the event of death or retirement after disability, retirement or spouse's death benefits under this plan shall be determined in the same manner as for any participant.

     6.   CLAIMS PROCEDURE

          6.1  ORIGINAL CLAIM

          Any person whose benefit under this plan is not promptly paid may present a written claim for the benefit to the Committee. The Committee shall respond to the claim in writing as soon as practicable. However, during the 24 months following a Change in Control a participant may initiate arbitration under 6.5 and seek a declaratory order as to whether an event described in 3.9(b) has occurred. The participant is not required to complete the claims and review procedure described in 6.1 through 6.4 prior to requesting such declaratory order.

          6.2  DENIAL

          If the claim is denied, the written notice of denial shall state:

               (a) The reasons for denial, with specific reference to the plan provisions on which the denial is based.

               (b) A description of any additional material or information required and an explanation of why it is necessary.

               (c) An explanation of the plan's claim review procedure.

          6.3  REQUEST FOR REVIEW

          Any person whose claim is denied or who has not received a response within 30 days may request review of the claim by the trustee for the plan appointed under 8.3 by notice given in writing to the trustee. The claim or request shall be reviewed by the trustee which may, but shall not be required to, have the claimant and a representative of the Committee appear before it. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

          6.4  FINAL DECISION

          The trustee's decision on review shall normally be made within 60 days. If an extension is required for a hearing or other special circumstances the claimant shall be so notified and the time limit shall be 120 days. The trustee's decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

          6.5  ARBITRATION

          A dispute between the Company and a participant as to whether an event described in 3.9(b) has occurred may be submitted by the participant to binding arbitration. Except as specifically provided herein, the arbitration shall be governed under Federal Arbitration Act. The parties shall select a mutually agreeable arbitrator. If the parties are unable to agree on the selection of an arbitrator within thirty days, each party shall designate one arbitrator from the list of Oregon and Washington arbitrators maintained by the Judicial Arbitration and Mediation Services (J.A.M.S) office in Portland, Oregon. The arbitrators so selected shall select a third arbitrator. The arbitrator shall rule in favor of the participant if there is substantial evidence on the record supporting the participant's position. The arbitration shall be conducted in Portland, Oregon with no attorneys' fees or costs to be awarded to either side, except as follows. A prevailing participant shall be entitled to an award of reasonable attorneys fees and costs (including without limitation interest on any overdue payment).

     7.   AMENDMENT; TERMINATION

          7.1  AMENDMENT

          The Company may amend this plan at any time so long as the rights preserved on termination under 7.2 are not reduced. No amendment may accelerate the time of payment of benefits to persons participating in the plan at the time of the amendment.

          7.2  TERMINATION

          The Board of Directors of the Company may terminate the plan at any time as follows:

               (a) Termination shall be by notice to the Committee, which shall notify participants of the termination. The termination date shall not be earlier than the first day of the month in which notice is given.

               (b) After the effective date of termination no further executive officers shall become participants and no further benefits shall accrue for existing participants.

               (c) The Accrued Benefit of each existing participant shall be paid under the terms of the plan as in effect before termination. The Accrued Benefit shall be calculated as follows:

                    (1)  Final Average Pay, Years of Service, and
               Years of Participation shall be determined as though the effective date of plan termination were a termination of employment.

                    (2)  The PacifiCorp Primary Insurance Amount
               shall be estimated on the basis of the pay level and the Social Security Act as in existence at the time of plan termination.

                    (3)  The Other Plan Offset shall be based on
               the benefits accrued under the Basic Plan and other qualified plans at the time of plan termination.

     8.   GENERAL PROVISIONS

          8.1  NONASSIGNABILITY

          The rights of a participant under this plan are personal. No interest of a participant or any beneficiary or representative of a participant may be directly or indirectly transferred, encumbered, seized by legal process or in any other way subjected to the claims of any creditor.

          8.2  FUNDING

          The rights of the participants and beneficiaries under this plan shall be an unfunded, unsecured promise of the Company to make future payments.

          8.3  TRUST

          The Company shall establish a trust with a financial institution for payment of benefits under the plan, which shall be a grantor trust for tax purposes. The trust shall provide that any assets contributed to the Trustee shall be used exclusively for payment of benefits under this plan except in the event the Company becomes insolvent, in which case the trust fund shall be held for payment of the Company's obligations to its general creditors.

          8.4  NOTICES

          A notice under this plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited postpaid as first class mail. Mail shall be directed to the Company at the address stated in this plan, to the participant at the address shown on the Company's employment records, or to such other address as a party shall specify by notice to the other parties or as the Committee may determine to be appropriate. Notices to the Committee shall be sent to the Company's address.

          8.5  ATTORNEYS' FEES

          If suit or action is instituted to enforce any rights under this plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

          8.6  INDEMNITY

          The Company shall indemnify and defend any member of the Committee or any officer, director or employee of an Employer from any claim or liability that arises from any action or inaction in connection with the plan subject to the following rules:

               (a) Coverage shall be limited to actions taken in good faith that the fiduciary reasonably believed were not opposed to the best interests of the plan;

               (b) Negligence by the fiduciary shall be covered to the fullest extent permitted by law; and

               (c) Coverage shall be reduced to the extent of any insurance coverage.

          8.7  APPLICABLE LAW

          This plan shall be construed according to the laws of Oregon except as preempted by federal law.

          8.8  COMPANY OBLIGATION

          Benefits payable under this plan shall be an obligation of the Company, which may charge the cost back to the Employer of the participant. If an Employer merges, consolidates, or otherwise reorganizes or if its business or assets are acquired by another entity and it remains an Affiliate of the Company, this plan shall continue with respect to those eligible individuals who continue as employees of the successor company. The transition of Employers shall not be considered a termination of employment for purposes of this plan. If an Employer ceases to be an Affiliate of the Company, a participant employed by that Employer shall cease accruing Years of Service and changes in Final Average Pay. The participant shall receive benefits under this plan on a later termination of employment with Employer if the participant had reached a retirement date or become vested before the affiliation ceased.

          8.9  PAYMENT FOR INDIVIDUAL'S BENEFIT

          Payment for a person entitled to benefits shall be made to one of the following if the recipient is court-appointed or the payment is ordered by a court:

               (a)  To a parent or spouse or a child of legal age;

               (b)  To a legal guardian; or

               (c) To one furnishing maintenance, support, or hospitalization.

          8.10 NOT CONTRACT OF EMPLOYMENT

          Nothing in this plan shall give any employee the right to continue employment. The plan shall not prevent discharge of any employee at any time for any reason.

     9.   EFFECTIVE DATE

          9.1  This Restatement shall be effective January 1, 1996.

          9.2 The following transition rules shall apply at the effective date provided in 9.1:

               (a) The benefit payable to a participant who was covered by the plan before January 1, 1996, or to the surviving spouse or dependent children of such a participant, shall be no less than the participant's Accrued Benefit determined under 3.6 of the plan, as in effect on December 31, 1995, on the basis of the participant's Final Average Pay, Projected Short Service Factor, and Career Ratio calculated as of December 31, 1995 and on a Primary Social Security Benefit and Qualified Plan Offset equal to the participant's PacifiCorp Primary Insurance Amount and Other Plan Offset, respectively, calculated as of the date of benefit commencement. If the participant had attained age 55 on or before December 31, 1995, the participant shall have an Earliest Retirement Date upon attaining age 62 and completing 30 Years of Service. The portion of the normal retirement benefit of such a participant equal to the Accrued Benefit described above shall be increased by one-third of one percent for each month by which the participant's Earliest Retirement Date precedes the participant's actual benefit commencement date. No increase shall be made for a month beginning after the participant's 65th birthday.

               (b) An individual becoming a participant in the plan as a result of the new eligibility standards in 2.1 of this Restatement shall be credited with Years of Participation for years before 1996 during which the individual was an executive officer of an Employer and had an annual base salary rate of over $125,000.

               (c) For an individual who was a participant over age 50 on January 1, 1996 the 50 percent amount in the benefit formulas in 3.2, 3.4 and 3.6 shall be increased by one percent for each year of age at nearest birthday above age 50 at January 1, 1996.

          Adopted:  November 8, 1995.

1996 RESTATEMENT EXECUTED AS FOLLOWS EFFECTIVE AS PROVIDED IN ARTICLE 9:
------------------------------------------------------------------------

                                     PACIFICORP

                                     By   FREDERICK W. BUCKMAN
                                         -------------------------------
                                         President

                                     Executed:  February 23, 1996

AMENDMENT NO. 1 EXECUTED AS FOLLOWS EFFECTIVE AS IF INCLUDED IN THE 1996
RESTATEMENT:
------------------------------------------------------------------------

                               Company   PACIFICORP

                                         By  FREDERICK W. BUCKMAN
                                             ----------------------------
                                             President

                                         Executed:  July 9, 1996


AMENDMENT NO. 2 EXECUTED AS FOLLOWS EFFECTIVE MAY 21, 1997:
------------------------------------------------------------
          Adopted:  May 21, 1997

                               Company   PACIFICORP

                                         By FREDERICK W. BUCKMAN
                                            -----------------------------
                                            President

                                         Executed:  August 20, 1997


AMENDMENT NO. 3 EXECUTED AS FOLLOWS EFFECTIVE SEPTEMBER 1, 1997:
----------------------------------------------------------------
          Adopted:  August 13, 1997

                               Company   PACIFICORP

                                         By FREDERICK W. BUCKMAN
                                            -------------------------
                                            President

                                         Executed:  October 1, 1997

AMENDMENT NO. 4 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1997 AS IF INCLUDED IN THE 1996 RESTATEMENT:
-------------------------------------------------------------------------------
                               Company   PACIFICORP

                                         By FREDERICK W. BUCKMAN
                                            ------------------------------

                                         Executed:  November 19, 1997


AMENDMENT NO. 5 EXECUTED AS FOLLOWS EFFECTIVE MAY 21, 1997 AND SEPTEMBER 1,
1997:
---------------------------------------------------------------------------

Adopted:  February 11, 1998

                               Company   PACIFICORP

                                         By MICHAEL J. PITTMAN
                                            ------------------------

                                         Executed: September 13, 1998


AMENDMENT NO. 6 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1999:
--------------------------------------------------------------

Adopted: November 18, 1998

                               Company   PACIFICORP

                                         By KEITH McKENNON
                                            --------------------

                                         Executed: November 20, 1998